Apollo Investment Corporation Expands Stock Repurchase Program

New York, NY — September 15, 2016 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” today announced that its Board of Directors has expanded the Company’s stock repurchase program by $50 million to $150 million. As of the close of business today and since the inception of the stock repurchase program, the Company has repurchased approximately $86.2 million of common stock. The Company’s common shares outstanding as of the close of business today were approximately 222.1 million, a reduction of approximately 6.2% as a result of stock repurchases.

Mr. James Zelter, Apollo Investment’s Chief Executive Officer, commented, “We are pleased to expand our share repurchase program which we consider to be a key component of our strategy to deliver value to our shareholders.”

Under the stock repurchase program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that the Company complies with the prohibitions under its insider trading policies and the requirements of Rule 10b-18 of the Securities Exchange Act of 1934, as amended, (“the Exchange Act”), including certain price, market volume and timing constraints. The Company intends to allocate a portion of the authorized amounts under the stock repurchase program to be repurchased in accordance with Rule 10b5-1 of the Exchange Act (the “10b5-1 Plan”). The stock repurchase program and the 10b5-1 Plan are designed to allow the Company to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under applicable insider trading laws or because of self-imposed trading blackout periods. The stock repurchase program does not have an expiration date and may continue to be modified or discontinued at any time.
About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact Information

For investor inquiries regarding Apollo Investment Corporation:

Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apollolp.com